Exhibit 99.1

       PLX Technology, Inc. Reports Third Quarter 2005 Financial Results;
             Company Continues To Capitalize on Leadership Position
                         in Emerging PCI Express Market


    SUNNYVALE, Calif.--(BUSINESS WIRE)--Oct. 18, 2005--PLX Technology, Inc. (Nasdaq:PLXT) today announced financial results for the third quarter ended September 30, 2005.
    For the third quarter, PLX reported net revenues of $12.9 million, a two percent decrease from the $13.2 million reported for the second quarter of 2005, and a 17 percent decrease from the $15.5 million reported for the third quarter of 2004. Net revenues for the first nine months of 2005 were $39.3 million, a four percent decrease from the $41.1 million reported for the first nine months of 2004.
    Net losses for the third quarter of 2005, under U.S. generally accepted accounting principles (GAAP), which included the effect of acquisition-related costs, were $0.5 million, or a loss of $0.02 per share (diluted). This compared with net losses under GAAP of $0.7 million, or a loss of $0.03 per share (diluted), for the second quarter of 2005 and net income under GAAP of $0.3 million, or $0.01 per share (diluted), for the prior-year third quarter. Net losses for the first nine months of 2005 were $1.8 million, or a loss of $0.07 per share (diluted), compared to net income of $67,000, or $0.00 per share (diluted), for the first nine months of 2004.
    Pro forma net income for the third quarter of 2005, which excluded the effect of acquisition-related costs, was $22,000, or $0.00 per share (diluted). This compared with pro forma net losses of $0.2 million, or a loss of $0.01 per share (diluted), for the second quarter of 2005 and with pro forma net income of $0.8 million, or $0.03 per share (diluted), for the prior-year third quarter. Pro forma net losses for the first nine months of 2005 were $95,000, or a loss of $0.00 per share (diluted), compared with pro forma net income of $2.5 million, or $0.10 per share (diluted), for the first nine months of 2004. A reconciliation between net income (loss) under GAAP and pro forma net income (loss) is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.
    The company's gross margin for the third quarter of 2005 was 66 percent, compared with 63 percent for the prior quarter. The increase in gross margin as a percentage of sales is the result of lower sales of lower-margin HyperTransport(TM)-to-PCI-X bridge products and higher sales of higher-margin PCI I/O devices.
    Operating expenses on a GAAP basis for the third quarter of 2005 were $9.2 million, compared with $9.2 million for the prior quarter. On a pro forma basis, which excludes acquisition-related costs of approximately $0.5 million and $0.5 million for the quarters ended September 30, 2005 and June 30, 2005, respectively, operating expenses were $8.6 million for the third quarter of 2005, compared with $8.7 million for the prior quarter.
    The company's balance sheet remained strong. On September 30, 2005, cash and total investments were $33.2 million, compared to $30.3 million at December 31, 2004. Additionally, there continues to be no debt.
    "In the third quarter we continued to make significant progress in our PCI Express(TM) initiative," said Mike Salameh, PLX Technology chief executive officer. "Third-quarter purchase orders were up sharply because several customers are preparing to increase production. Based on our current backlog we expect to ship $1.5 million to $2 million of PCI Express products in the fourth quarter.
    "We also built on our leadership position in this market by announcing two of our second-generation PCI Express chips, which broaden our product line and offer customers more lane configurations, lower cost and higher performance. Since we started sampling PCI Express devices in late 2004, we have shipped samples or development systems to more than 200 customers, up from 150-plus customers in the second quarter of 2005. The growth in customer adoption of PCI Express technology is an indication of broad market acceptance of both the industry standard and our products.
    "We believe we are well-positioned to substantially grow total revenues and profitability in 2006. We now expect PCI Express designs to transition from early production to higher volume in the fourth quarter. At the same time, our PCI and USB product lines are delivering stable revenues and margins. We believe we can grow revenues over the next several quarters with only slight increases in expenses over our current levels."

    Business Outlook

    The following statements are based on current expectations. The company does not intend to update, confirm or change this guidance until its fourth-quarter earnings conference call, although it may provide additional detail regarding its guidance during today's scheduled call.

    -- Revenue for the fourth quarter of 2005 is expected to be between $13.7 million and $14.7 million, with approximately 13 percent to 15 percent of total revenues attributable to USB products and approximately 11 percent to 14 percent of total revenues attributable to PCI Express products.

    -- Gross margins are expected to be in the range of 64 percent to 68 percent.

    -- Operating expenses on a GAAP basis are expected to be between $9.6 million and $9.9 million. On a pro forma basis, which excludes acquisition-related costs of approximately $0.5 million, expenses are expected to be between $9.1 million and $9.4 million. Engineering expenses related to 0.13-micron chip development comprise a significant portion of total anticipated fourth-quarter expenses. The expected sequential growth in expenses is due to mask charges, other variable external engineering expenses related to PCI Express chips, and expenses associated with our year-end Sarbanes-Oxley 404 and financial statement audit. Assuming that most of the added external engineering expenses for these tape-outs occur in the fourth quarter, we expect first-quarter 2006 tape-out-related expenses to decline on a sequential basis bringing total pro forma operating expenses for the first quarter of 2006 to below $9.0 million. The actual timing of the expenses will depend on the timing of actual mask and prototype fabrication.

    PLX(R) management plans to conduct a conference call today at 2:00 p.m. PDT to discuss its third-quarter financial results, as well as its fourth-quarter outlook. There will also be a live Webcast and a replay of the conference call available through the Investors section of the PLX Web site at http://www.plxtech.com/investors until October 25, 2005. The Webcast can also be accessed through www.ccbn.com.
    For the live Webcast, listeners should go to the Web site at least 15 minutes before the event starts to download and install any necessary audio software. The archived Webcast is typically available one to two hours after the end of the live call.

    USE OF PRO FORMA FINANCIAL INFORMATION: In addition to reporting financial results in accordance with GAAP, PLX reports pro forma financial results. Pro forma net income (loss) and earnings (loss) per share exclude acquisition-related charges, such as amortization of deferred compensation and other intangibles and in-process research and development charges. PLX's management believes these pro forma measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these pro forma measures to evaluate its financial results, develop budgets and manage expenditures. The method PLX uses to produce pro forma results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these pro forma financial measures to the comparable GAAP results, which is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.

    About PLX

    PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the leading supplier of PCI Express and other standard I/O interconnect silicon to the communications, server, storage, embedded-control, and consumer industries. All PLX I/O interconnect products are available in lead-free packaging. The PLX solution provides a competitive edge to customers through an integrated combination of high-performance silicon, hardware and software design tools. These innovative solutions enable customers to develop products with industry-leading performance and functionality. Furthermore, the combination of PLX product features, supporting development tools and partnerships allows customers to bring their designs to market faster. PLX PCI, PCI Express and USB interconnect chips are designed into a wide variety of communications, server, storage, embedded-control, and consumer products.

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

    This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the Company's estimated revenues, estimates of revenues attributable to certain products, estimated expenses, and estimated gross margins for the fourth quarter of 2005, which are set forth under the caption "Business Outlook," statements regarding the PCI Express product line and the development of a second generation of the product line and statements about our future gross margins. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers, which include the Company's products, adverse economic conditions in general or those specifically affecting the Company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company's customers and unexpected expenses. Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2004, and our quarterly report on Form 10-Q for the quarter ended June 30, 2005, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

    PLX is a trademark of PLX Technology, Inc., which may be registered in some jurisdictions. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.



                         PLX TECHNOLOGY, INC.

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                              (Unaudited)

               (in thousands, except per share amounts)


                      Three Months Ended           Nine Months Ended

                    Sept. 30   Sept. 30  June 30       Sept. 30
                                                  -------------------
                       2005      2004     2005       2005     2004
                     -------- --------- --------  -------------------

Net revenues         $12,869   $15,457  $13,185    $39,276  $41,115
Cost of revenues       4,394     5,639    4,900     14,151   13,793
                     -------- --------- --------  -------------------
Gross margin           8,475     9,818    8,285     25,125   27,322

Operating expenses:
  Research and
   development         4,849     4,765    4,665     13,626   13,216
  Selling, general
   and administrative  3,791     4,209    4,021     12,238   11,655
  In-process
   research and
   development             -         -        -          -    1,123
  Amortization of
   purchased
   intangible
   assets                512       467      512      1,536    1,206
                     -------- --------- --------  -------------------
Total operating
 expenses              9,152     9,441    9,198     27,400   27,200

Income (loss)
 from operations        (677)      377     (913)    (2,275)     122
Interest income
 and other, net          222       134      185        562      301
                     -------- --------- --------  -------------------

Income (loss)
 before provision
 for income taxes       (455)      511     (728)    (1,713)     423
Provision for
 income taxes             55       184        4         70      356
                     -------- --------- --------  -------------------

Net income (loss)      $(510)     $327    $(732)   $(1,783)     $67
                     ======== ========= ========  ===================

Basic net income
 (loss) per share     $(0.02)    $0.01   $(0.03)    $(0.07)   $0.00
                     ======== ========= ========  ===================
Shares used to
 compute basic
 per share
 amounts              27,482    26,342   26,932     27,067   25,028
                     ======== ========= ========  ===================
Diluted net
 income (loss)
 per share            $(0.02)    $0.01   $(0.03)    $(0.07)   $0.00
                     ======== ========= ========  ===================
Shares used to
 compute diluted
 per share
 amounts              27,482    27,129   26,932     27,067   26,144
                     ======== ========= ========  ===================



                         PLX TECHNOLOGY, INC.

            PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

         (Excluding Acquisition-Related Costs and Amortization
                         of Intangible Assets)


                              (Unaudited)
               (in thousands, except per share amounts)


                        Three Months Ended           Nine Months Ended
                       Sept. 30   Sept. 30  June 30    Sept. 30
                                                     -----------------
                         2005        2004     2005     2005     2004
                       ---------   -------- -------- -------- --------

Net revenues            $12,869    $15,457  $13,185  $39,276  $41,115
Cost of revenues          4,394      5,639    4,900   14,151   13,793
                       ---------   -------- -------- -------- --------
Gross margin              8,475      9,818    8,285   25,125   27,322

Operating expenses:
  Research and
   development            4,835      4,745    4,649   13,518   13,172
  Selling, general and
   administrative         3,785      4,175    4,004   12,194   11,599
                       ---------   -------- -------- -------- --------
Total operating
 expenses                 8,620      8,920    8,653   25,712   24,771

Income (loss) from
 operations                (145)       898     (368)    (587)   2,551
Interest income and
 other, net                 222        134      185      562      301
                       ---------   -------- -------- -------- --------

Income (loss) before
 provision for income
 taxes                       77      1,032     (183)     (25)   2,852
Provision for income
 taxes                       55        184        4       70      356
                       ---------   -------- -------- -------- --------

Net income (loss)           $22       $848    $(187)    $(95)  $2,496
                       =========   ======== ======== ======== ========

Basic net income
 (loss) per share         $0.00      $0.03   $(0.01)  $(0.00)   $0.10
                       =========   ======== ======== ======== ========
Shares used to compute
 basic per share
 amounts                 27,482     26,342   26,932   27,067   25,028
                       =========   ======== ======== ======== ========
Diluted net income
 (loss) per share         $0.00      $0.03   $(0.01)  $(0.00)   $0.10
                       =========   ======== ======== ======== ========
Shares used to compute
 diluted per share
 amounts                 28,121     27,129   26,932   27,067   26,144
                       =========   ======== ======== ======== ========

A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is as follows:

GAAP net income (loss)    $(510)      $327    $(732) $(1,783)     $67
In-process research
 and development              -          -        -        -    1,123
Amortization of
 deferred stock-based
 compensation                20         54       33      152      100
Amortization of
 purchased intangible
 assets                     512        467      512    1,536    1,206
                       ---------   -------- -------- -------- --------
Pro forma net income
 (loss)                     $22       $848    $(187)    $(95)  $2,496
                       =========   ======== ======== ======== ========




                         PLX TECHNOLOGY, INC.

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                           September 30   December 31,
                                                2005         2004 (1)
                                          -------------- -------------

ASSETS

  Cash and investments                         $ 33,192     $ 30,276
  Accounts receivable, net                        6,455        5,084
  Inventories                                     3,278        4,159
  Property and equipment, net                    29,842       30,860
  Goodwill                                       36,085       30,965
  Other intangible assets                         5,456        6,991
  Other assets                                    1,397        2,138
                                          -------------- -------------
Total assets                                  $ 115,705    $ 110,473
                                          ============== =============

LIABILITIES

  Accounts payable                              $ 3,851      $ 3,627
  Accrued compensation and benefits               1,822        1,813
  Deferred revenues                               2,021        1,310
  Accrued commissions                               292          300
  Other accrued expenses                          1,158        1,264
                                          -------------- -------------
Total liabilities                                 9,144        8,314
                                          -------------- -------------

STOCKHOLDERS' EQUITY

  Common stock, par value                            28           27
  Additional paid-in capital                    117,617      111,739
  Deferred compensation                            (144)        (406)
  Accumulated other comprehensive loss             (167)        (211)
  Accumulated deficit                           (10,773)      (8,990)
                                          -------------- -------------
Total stockholders' equity                      106,561      102,159
                                          -------------- -------------
Total liabilities and stockholders'
 equity                                      $  115,705    $ 110,473
                                          ============== =============


(1) Derived from audited financial statements




    CONTACT: PLX Technology, Inc.
             Rafael Torres, 408-774-9060 (CFO)
             rtorres@plxtech.com
                  or
             CommonGround Communications (for PLX)
             Jerry Steach, 415-222-9996
             jsteach@plxtech.com